Exhibit 5.1

910 LOUISIANA STREET HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

October 23, 2025

Bristow Group Inc.

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by Bristow Group Inc., a Delaware corporation (the “Company”), and the potential subsidiary guarantors named in Schedule I hereto (the “Potential Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale of an indeterminate amount of securities by the Company and the Potential Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for the Company by us. Such securities include (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) unsecured senior debt securities of the Company (the “Senior Debt Securities”), (iv) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by one or more of the Potential Subsidiary Guarantors, (vi) warrants to purchase Common Stock, Preferred Stock or any combination thereof (the “Warrants”), (vii) depositary shares of the Company representing fractional interests in Preferred Stock (the “Depositary Shares”), (viii) share purchase contracts for the purchase or sale of Common Stock, Preferred Stock or other Securities (as defined below) of the Company (the “Share Purchase Contracts”) and (ix) units consisting of any combination of the other types of Securities (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Subsidiary Guarantees, the Warrants, the Depositary Shares, the Share Purchase Contracts and the Units are collectively referred to herein as the “Securities.” At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities and any related Subsidiary Guarantees to be issued under the Registration Statement:

(i) in the case of the Senior Debt Securities, will be issued pursuant to an indenture, a form of which is filed as Exhibit 4.1 to the Registration Statement, to be entered into among the Company, as issuer, the Potential Subsidiary Guarantors named therein and the trustee thereunder (as may be amended or supplemented from time to time, the “Senior Indenture”); and

Bristow Group Inc.	- 2 -	October 23, 2025

(ii) in the case of the Subordinated Debt Securities, will be issued pursuant to an indenture, a form of which is filed as Exhibit 4.2 to the Registration Statement, to be entered into among the Company, as issuer, the Potential Subsidiary Guarantors named therein and the trustee thereunder (as may be amended or supplemented from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities and any related Subsidiary Guarantees, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture”) establishing the form and terms of such series of Debt Securities and any related Subsidiary Guarantees.

The Depositary Shares and related depositary receipts evidencing the Depositary Shares (the “Receipts”) will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary thereunder (a “Depositary”).

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date (together, the “Charter Documents”), (ii) the certificate of incorporation, certificate of formation or similar organizational document, as the case may be, and the bylaws, limited liability company agreement, operating agreement or similar agreement, as the case may be (collectively, the “Organizational Documents”), of each of the Potential Subsidiary Guarantors, each as amended to date, (iii) the form of Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), (iv) the corporate and limited liability company records of the Company and the Potential Subsidiary Guarantors, as the case may be, including minute books of the Company and the Potential Subsidiary Guarantors, as furnished to us by the Company and the Potential Subsidiary Guarantors, (v) the Registration Statement, including the prospectus contained therein relating to the Securities, (vi) certificates of governmental and public officials and of officers and other representatives of the Company and the Potential Subsidiary Guarantors and (vii) statutes and such other records, certificates, instruments and documents as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In making our examination, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents and that all information submitted to us is accurate and complete. We have relied, with your consent and without independent investigation or verification, upon the certificates, statements or other representations of officers or other representatives of the Company and of governmental and public officials with respect to the accuracy of the material factual matters contained therein or covered thereby.

Bristow Group Inc.	- 3 -	October 23, 2025

In connection with this opinion letter, we have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and comply with all applicable laws under the Act and such effectiveness shall not have been terminated or rescinded;

(ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the applicable prospectus supplement;

(iv) the board of directors, board of managers or other applicable governing body of the Company and of each Potential Subsidiary Guarantor that provides a Subsidiary Guarantee (the “Subsidiary Guarantors”) or, to the extent permitted by the Charter Documents of the Company or the Organizational Documents of the Subsidiary Guarantors, as the case may be, and the corporation or limited liability company laws of the State of Delaware or of the applicable jurisdiction of incorporation or formation, as the case may be, a duly constituted and acting committee thereof (such board of directors, board of managers, other applicable governing body or committee being hereinafter referred to as the “Board”), and the stockholders of the Company, will have taken all necessary corporate or limited liability company action, as the case may be, to authorize the creation and issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v) a definitive purchase agreement, underwriting agreement, warrant agreement, purchase contract agreement, unit agreement or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto;

(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board of the Company, for the consideration approved by the Board of the Company, if any;

Bristow Group Inc.	- 4 -	October 23, 2025

(viii) in the case of shares of Common Stock or Preferred Stock, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board of the Company with respect to such issuance, in the case of shares of Preferred Stock;

(ix) in the case of shares of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations with respect to such series to be prepared, adopted and filed with the Secretary of State of the State of Delaware;

(x) in the case of Debt Securities of any series issuable under an Indenture and any related Subsidiary Guarantees:

(a) if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly authorized, executed and delivered by the Company, the Potential Subsidiary Guarantors named therein and the trustee thereunder;

(b) if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly authorized, executed and delivered by the Company, the Potential Subsidiary Guarantors named therein and the trustee thereunder;

(c) the Board of the Company and the Board of each Subsidiary Guarantor, if applicable, will have taken all necessary corporate or limited liability company action, as the case may be, to designate and establish the terms of such series of Debt Securities and any related Subsidiary Guarantees in accordance with the terms of the Indenture under which such Debt Securities will be issued, including, if applicable, the execution and delivery of a Supplemental Indenture by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder;

(d) such Debt Securities and any related Subsidiary Guarantees will be governed by New York law and will not include any provision that is unenforceable;

Bristow Group Inc.	- 5 -	October 23, 2025

(e) a Supplemental Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder;

(f) at the time of execution, authentication, issuance and delivery of such Debt Securities, the Indenture under which such Debt Securities will be issued will be the valid and binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms;

(g) the Indenture under which such Debt Securities will be issued will have become duly qualified under the Trust Indenture Act of 1939, as amended; and

(h) forms of Debt Securities and any related Subsidiary Guarantees complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and any related Subsidiary Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;

(xi) in the case of Warrants, (a) the Board of the Company will have taken all necessary corporate action to authorize the terms of such Warrants and to approve the warrant agreement relating thereto; (b) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; (c) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (d) at the time of execution, countersignature, issuance and delivery of such Warrants, such warrant agreement will be the valid and binding obligation of the warrant agent thereunder, enforceable against such party in accordance with its terms; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor provided for therein;

(xii) in the case of Depositary Shares, (a) the Board of the Company will have taken all necessary corporate action to establish the terms of such Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement; (e) at the time of execution, countersignature, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and binding obligation of the Depositary, enforceable against such party in accordance with its terms; (f) the Preferred Stock underlying such Depositary Shares will be duly issued and deposited with the Depositary; (g) the Receipts will be duly issued

Bristow Group Inc.	- 6 -	October 23, 2025

against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (h) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (i) the Receipts will be duly executed, countersigned, registered and delivered in accordance with the provisions of the Deposit Agreement to the purchasers thereof upon payment of the consideration therefor;

(xiii) in the case of Share Purchase Contracts, (a) the Board of the Company will have taken all necessary corporate action to establish the terms of such Share Purchase Contracts and to approve the purchase contract agreement relating thereto; (b) such Share Purchase Contracts and such purchase contract agreement will have been duly executed and delivered by the parties thereto; (c) at the time of execution, countersignature, issuance and delivery of such Share Purchase Contracts, such purchase contract agreement will be the valid and binding obligation of the counterparty, enforceable against such party in accordance with its terms; (d) the Common Stock, Preferred Stock or other Securities of the Company relating to such Share Purchase Contracts will have been duly authorized for issuance by the Company; and (e) such Share Purchase Contracts and such purchase contract agreement will be governed by New York law and will not include any provision that is unenforceable; and

(xiv) in the case of Units, (a) the Board of the Company will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; (b) the actions referred to in paragraphs (i) - (xiii) above, as the case may be, will have been taken with respect to the Securities included in such Units; (c) such Units, or certificates representing such Units, if any, and such unit agreement will have been duly executed and delivered by the parties thereto; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be the valid and binding obligation of the counterparty, enforceable against such party in accordance with its terms; (e) such Units and such unit agreement will be governed by New York law and will not contain any provision that is unenforceable; and (f) the terms of such Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units).

On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The shares of Common Stock and Preferred Stock included in the Securities, when issued, will be validly issued, fully paid and non-assessable.

Bristow Group Inc.	- 7 -	October 23, 2025

2. The Debt Securities included in the Securities, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

3. The Subsidiary Guarantees included in the Securities, when issued, will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

4. The Warrants, Share Purchase Contracts and Units included in the Securities, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

5. The Depositary Shares included in the Securities, when issued, will be validly issued, and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

The opinions set forth above in this opinion letter are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, in each case, as in effect on the date hereof. We express no opinion as to the law of any other jurisdiction.

Bristow Group Inc.	- 8 -	October 23, 2025

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Bristow Group Inc.	- 9 -	October 23, 2025

SCHEDULE I

POTENTIAL SUBSIDIARY GUARANTORS

Name	State or Other Jurisdiction of Incorporation or Organization
Bristow Holdings U.S. Inc.	Delaware
Bristow Holdings America Inc.	Delaware
BHNA Holdings Inc.	Delaware
Bristow Helicopters Inc.	Delaware
Bristow U.S. Leasing LLC	Delaware
Bristow U.S. LLC	Louisiana
Era Aeróleo LLC	Delaware
Aeróleo Internacional, LLC	Delaware
Bristow LLC	Delaware
Era Leasing LLC	Delaware
Bristow U.S. Holdings LLC	Delaware
Bristow Holdings Company Ltd.	Cayman Islands
Bristow Holdings Company Ltd. III	Cayman Islands
Bristow Cayman Ltd.	Cayman Islands
BriLog Leasing Ltd.	Cayman Islands
Bristow Equipment Leasing Ltd.	Cayman Islands
Bristow Canadian Real Estate Company Inc.	British Columbia
Bristow Canada Holdings Inc.	British Columbia